Exhibit 3.6

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

$500,000.00	October 14, 2019

FOR VALUE RECEIVED, PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of DAVOS FIXED INCOME LLC (the “Holder”), the principal sum of $500,000.00, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of twelve percent (12%) per annum. Unless earlier converted into Conversion Units pursuant to Section 4 of that certain Convertible Note Purchase Agreement, dated March 15, 2019, by and among the Company, the Holder and the other Purchasers identified on the signature pages thereof (the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after the Maturity Date at the Company’s election or upon demand by the Requisite Noteholders.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prior to the Maturity Date, prepayment of principal, together with accrued interest, may be made at the sole discretion of the Company.

2. Security. This Note is a general unsecured obligation of the Company.

3. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this Section 3 will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Securities.

4. Conversion of Note. This Note and any amounts due hereunder will be convertible into Conversion Units in accordance with the terms of Section 4 of the Purchase Agreement.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of the provision of notice among the Company, the Holder and the other Purchasers will be governed by the terms of the Purchase Agreement.

6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the prior written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new Convertible Promissory Note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

7. Officers and Managers not Liable. In no event will any officer or manager of the Company be liable for any amounts due and payable pursuant to this Note.

8. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

9. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

10. Costs: In addition to the payments of principal and any interest required to be paid under the terms of this Note, the Company shall bear the costs of any documentary stamp and intangible taxes applicable. If there shall be a default under the terms of this Note, the Holder shall be entitled to recover from the Company all of the Holder’s reasonable costs of collection, including the Holder’s reasonable attorney’s fees, whether for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise, and all other costs incurred in connection therewith.

11. Approval. The Company hereby represents that its Board of Managers, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Remainder of Page Left Blank—Signature Page Follows]

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

$700,000.00	March 18, 2019

FOR VALUE RECEIVED, PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of Davos Partners, LP (the “Holder”), the principal sum of $700,000.00, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of twelve percent (12%) per annum. Unless earlier converted into Conversion Units pursuant to Section 4 of that certain Convertible Note Purchase Agreement, dated March 18, 2019, by and among the Company, the Holder and the other Purchasers identified on the signature pages thereof (the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after the Maturity Date at the Company’s election or upon demand by the Requisite Noteholders.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prior to the Maturity Date, prepayment of principal, together with accrued interest, may be made at the sole discretion of the Company.

2. Security. This Note is a general unsecured obligation of the Company.

3. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this Section 3 will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Securities.

4. Conversion of Note. This Note and any amounts due hereunder will be convertible into Conversion Units in accordance with the terms of Section 4 of the Purchase Agreement.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice among the Company, the Holder and the other Purchasers will be governed by the terms of the Purchase Agreement.

6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the prior written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new Convertible Promissory Note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

7. Officers and Managers not Liable. In no event will any officer or manager of the Company be liable for any amounts due and payable pursuant to this Note.

8. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

9. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

10. Costs: In addition to the payments of principal and any interest required to be paid under the terms of this Note, the Company shall bear the costs of any documentary stamp and intangible taxes applicable. If there shall be a default under the terms of this Note, the Holder shall be entitled to recover from the Company all of the Holder’s reasonable costs of collection, including the Holder’s reasonable attorney’s fees, whether for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise, and all other costs incurred in connection therewith.

11. Approval. The Company hereby represents that its Board of Managers, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Remainder of Page Left Blank—Signature Page Follows]

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

$400,000.00	March 21, 2019

FOR VALUE RECEIVED, PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of Paul Rosenberg (the “Holder”), the principal sum of $400,000.00, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of twelve percent (12%) per annum. Unless earlier converted into Conversion Units pursuant to Section 4 of that certain Convertible Note Purchase Agreement, dated March 21, 2019, by and among the Company, the Holder and the other Purchasers identified on the signature pages thereof (the “Purchase Agreement”), the principal and accrued interest of this Note will be due and payable by the Company at any time on or after the Maturity Date at the Company’s election or upon demand by the Requisite Noteholders.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prior to the Maturity Date, prepayment of principal, together with accrued interest, may be made at the sole discretion of the Company.

2. Security. This Note is a general unsecured obligation of the Company.

3. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this Section 3 will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Securities.

4. Conversion of Note. This Note and any amounts due hereunder will be convertible into Conversion Units in accordance with the terms of Section 4 of the Purchase Agreement.

5. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice among the Company, the Holder and the other Purchasers will be governed by the terms of the Purchase Agreement.

6. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the prior written consent of the Requisite Noteholders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new Convertible Promissory Note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

7. Officers and Managers not Liable. In no event will any officer or manager of the Company be liable for any amounts due and payable pursuant to this Note.

8. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

9. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

10. Costs: In addition to the payments of principal and any interest required to be paid under the terms of this Note, the Company shall bear the costs of any documentary stamp and intangible taxes applicable. If there shall be a default under the terms of this Note, the Holder shall be entitled to recover from the Company all of the Holder’s reasonable costs of collection, including the Holder’s reasonable attorney’s fees, whether for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise, and all other costs incurred in connection therewith.

11. Approval. The Company hereby represents that its Board of Managers, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

[Remainder of Page Left Blank—Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as of the date set forth above.

COMPANY:

PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company

By:	/s/ Dennis L. Smith
Name:	Dennis L. Smith
Title:	President

Signature page to Convertible Promissory Note